FIDELITY & GUARANTY LIFE CEO LEE LAUNER ANNOUNCES RETIREMENT DATE; CHRIS LITTLEFIELD NAMED SUCCESSOR

DES MOINES, Iowa - January 16, 2015 - Fidelity & Guaranty Life (“FGL” or “the Company”; NYSE: FGL) announced today that Lee Launer, the Company’s Chief Executive Officer and a member of its Board of Directors, has elected to retire effective as of April 30, 2015 in order to pursue outside interests. Pursuant to its established management succession plan, the Company also announced that Christopher J. Littlefield, presently FGL’s President, will assume the position of CEO upon Mr. Launer’s retirement. The Company expects to enter into an exclusive advisory services agreement with Mr. Launer to provide for a seamless transition in leadership through the end of the 2015 calendar year.
Commenting on his decision, Mr. Launer said, “I am extremely proud of what we accomplished during my tenure. My passion for leading this great business is equaled only by my determination to pursue certain long-delayed interests, including several important charitable endeavors. Having worked with Chris these past few months, I have full confidence that the Company will continue to successfully execute the strategic roadmap we set a little over a year ago during FGL’s IPO.”
“I want to congratulate Lee for everything that he has achieved during his exceptional career in the insurance industry and also thank him for providing his steady leadership and direction during FGL’s critical formative years,” said Phillip J. Gass, Chairman of FGL’s Board of Directors. “I have worked with Lee closely since the time of FGL’s acquisition by Harbinger Group in 2011, and he has been instrumental in helping the Company achieve a multi-year period of very strong annuity sales growth, ongoing investment portfolio optimization and the execution of our successful public offering in 2013. Based on the strong foundation that has been set by Lee and the team, we are very excited about the future growth opportunities at FGL, and are pleased to welcome Chris as he expands his responsibilities into the role of CEO.”
Mr. Littlefield, who joined FGL as President in 2014, was formerly the President & Chief Executive Officer of Aviva USA Corporation, overseeing a business with more than $60 billion of assets under management and serving the insurance needs for more than 1 million customers.

About Fidelity & Guaranty Life
Fidelity & Guaranty Life, an insurance holding company, helps middle-income Americans prepare for retirement. Through its subsidiaries, the company offers fixed annuity and life insurance products distributed by independent agents through an established network of independent marketing organizations. Fidelity & Guaranty Life, headquartered in Des Moines, Iowa, trades on the New York Stock Exchange under the ticker symbol FGL. For more information, please visit www.fglife.com.
Media Contact:
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Jamie Tully/David Millar
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Forward Looking Statements
"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This document contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including those statements regarding our common stock repurchase program, for which the manner of purchase, the number of shares to be purchased and the timing of purchases will be based on the price of FGL’s common stock, general business and market conditions and applicable legal requirements, and is subject to the discretion of FGL’s management.  Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of FGL's management and the management of FGL's subsidiaries (including target businesses). Generally, forward-looking statements include information concerning possible or assumed future distributions from subsidiaries, other actions, events, results, strategies and expectations and are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "plans," "seeks," "estimates," "projects," "may," "will," "could," "might," or "continues" or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation:  the accuracy of FGL's assumptions and estimates; FGL's and its insurance subsidiaries' ability to maintain or improve financial strength ratings; FGL's ability to manage its business in a highly regulated industry; regulatory changes or actions; the impact of FGL's reinsurers failing to meet their assumed obligations; restrictions on FGL's ability to use captive reinsurers; the impact of interest rate fluctuations; changes in the federal income tax laws and regulations; litigation (including class action litigation), enforcement investigations or regulatory scrutiny; the performance of third parties; the loss of key personnel; telecommunication, information technology and other operational systems failures; the continued availability of capital; new accounting rules or changes to existing accounting rules; general economic conditions; FGL's ability to protect its intellectual property; the ability to maintain or obtain approval of the Iowa Insurance Department and other regulatory authorities as required for FGL's operations; and other factors discussed in FGL's filings with the SEC including its Form 10-K for the year ended September 30, 2014, which can be found at the SEC's website www.sec.gov.
All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. FGL does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.